Exhibit 10(a)

Jorden Burt LLP

1025 Thomas Jefferson Street, N.W.	Brickell Avenue, Suite 500
Suite 400 East	Miami, Florida 33131-2803
Washington, D.C. 20007-5208	(305) 371-2600
(202) 965-8100	Telecopier: (305) 372-9928

Telecopier: (202) 965-8104

175 Powder Forest Drive
Suite 201
Simsbury, CT 06089-9668
(860) 392-5000
Telecopier: (860) 392-5058

HTTP://www.jordenusa.com

April 24, 2007

First Great-West Life & Annuity Insurance Company

50 Main Street

9th Floor

White Plains, New York	10606

Re: Variable Annuity-1 Series Account

Post-Effective Amendment No. 2 to the Registration Statement on N-4

File Nos. 333-130820 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/Jorden Burt LLP

Jorden Burt LLP